Clifton

Gunderson LLP

Certified Public Accountants and Consultants

Exhibit 23.2

Board of Directors

United Bancshares, Inc.

We consent to the use of our report dated January 26, 2001, relating to the December 31, 2000 consolidated financial statements of United Bancshares, Inc., which report and financial statements were incorporated by reference in this REgistration Statement on Form S-8.

/s/ CLIFTON GUNDERSON LLP

Toledo, Ohio

October 15, 2001

Members of

Offices in 13 states and Washington, DC HLB International